EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-282222, 333-267800, 333-260112, 333-248739, 333-227147, 333-220282, 333-206440, 333-198220, 333-190623, 333-183351) of our report dated March 6, 2025 with respect to the financial statements of Acme United Corporation and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

MARCUM LLP

Hartford, CT

March 11, 2026